Exhibit 99.1

Proxy Card

1 PEPSI WAY SOMERS, NY 10589

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have the proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by The Pepsi Bottling Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit the voting instructions up until

11:59 P.M. Eastern Time the day before the meeting date. Have the proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided or return it to The Pepsi Bottling Group, Inc., c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17335-S54739

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

THE PEPSI BOTTLING GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Approval of the proposal to adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of August 3, 2009 among The Pepsi Bottling Group, PepsiCo, Inc. and Pepsi-Cola Metropolitan Bottling Company, Inc., a wholly owned subsidiary of PepsiCo.

For Against Abstain

0 0 0

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the Special Meeting.

For address changes and/or comments, please check this box and 0 write them on the back where indicated.

Important: Please sign exactly as your name or names appear(s) on this Proxy. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.

Receipt is hereby acknowledged of The Pepsi Bottling Group, Inc. Notice of Meeting and Proxy Statement.

Where no voting instructions are given, the shares represented by this proxy will be voted FOR Item 1.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Directions to The Pepsi Bottling Group, Inc.

Somers, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M17336-S54739

THE PEPSI BOTTLING GROUP, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS Wednesday, February 17, 2010

The undersigned hereby appoints Eric J. Foss, Steven M. Rapp and David Yawman, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of The Pepsi Bottling Group, Inc. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Shareholders of The Pepsi Bottling Group, Inc., in Somers, New York, on Wednesday, February 17, 2010 at 11:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

This Proxy is Solicited on behalf of the Board of Directors of The Pepsi Bottling Group, Inc. Please mark your Proxy as indicated on the reverse side to vote on Item 1. If you wish to vote in accordance with the Board of Directors’ recommendation, please sign the reverse side; no box needs to be checked.

Attention PBG 401(k) Plan Participants: If you hold shares of The Pepsi Bottling Group, Inc. Common Stock through the PBG 401(k) Plan you must vote by Internet or telephone or complete, date, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, the day before the meeting date so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares held in the PBG 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the other side)